UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Avenue of the Americas
New York, NY 10019
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2017, the U.K. subsidiary, Hudson Global Resources Limited, of Hudson Global, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its receivables finance agreement for an asset-based lending funding facility, dated August 1, 2014, with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited. The Amendment extends the term of the receivables finance agreement by 12 months from the date of the amendment and reduced the maximum core facility borrowing to £9.5 million from £11.5 million. As a result, the maximum borrowing was reduced to £10.0 million from £12.0 million. The Amendment also reduced the month end minimum excess availability to £1.5 million from £2.0 million. Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. The Company's availability under the receivables finance agreement based on current accounts receivable levels was not impacted by this change.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits
The exhibit listed in the Exhibit Index below is filed as part of this report.

Exhibit Index

Exhibit Number	Description
(4.1)	Receivables Finance Agreement Amendment, dated September 15 2017, between Lloyds Bank Commercial Finance Limited and Hudson Global Resources Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ PATRICK LYONS
Patrick Lyons
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

	Dated:	September 19, 2017